A Special Meeting of the Shareholders of the JNL Investors Series Trust held December 1, 2006.

The meeting involved the election of Trustees. The following lists the name of each Trustee elected at the meeting, if the Trustee is a Disinterested/Independent Trustee or an Interested Trustee, and if the Trustee was an incumbent or newly elected at the meeting:

      --------------------------------- ------------------------------------------- -------------------
      WILLIAM J. CROWLEY, JR.           Disinterested/Independent Trustee           NEW
      --------------------------------- ------------------------------------------- -------------------
      MICHAEL BOUCHARD                  Disinterested/Independent Trustee           INCUMBENT
      --------------------------------- ------------------------------------------- -------------------
      DOMINIC D'ANNUNZIO                Disinterested/Independent Trustee           INCUMBENT
      --------------------------------- ------------------------------------------- -------------------
      MICHELLE ENGLER                   Disinterested/Independent Trustee           INCUMBENT
      --------------------------------- ------------------------------------------- -------------------
      JAMES HENRY                       Disinterested/Independent Trustee           NEW
      --------------------------------- ------------------------------------------- -------------------
      RICHARD MCLELLAN                  Disinterested/Independent Trustee           INCUMBENT
      --------------------------------- ------------------------------------------- -------------------
      MARK D. NERUD                     Interested Trustee                          NEW
      --------------------------------- ------------------------------------------- -------------------
      WILLIAM R. RYBAK                  Disinterested/Independent Trustee           NEW
      --------------------------------- ------------------------------------------- -------------------
      PATRICIA A. WOODWORTH             Disinterested/Independent Trustee           NEW
      --------------------------------- ------------------------------------------- -------------------

The following proposals were voted upon at the meeting:

1. To vote on the election of Independent Trustees of the Trust:

                                              AFFIRMATIVE            AGAINST                WITHHOLD
     MICHAEL BOUCHARD                        251,161,021.400             0                       0
     WILLIAM J. CROWLEY, JR.                 251,161,021.400             0                       0
     DOMINIC D'ANNUNZIO                      251,161,021.400             0                       0
     MICHELLE ENGLER                         251,161,021.400             0                       0
     JAMES HENRY                             251,161,021.400             0                       0
     RICHARD MCLELLAN                        251,161,021.400             0                       0
     WILLIAM R. RYBAK                        251,161,021.400             0                       0
     PATRICIA A. WOODWORTH                   251,161,021.400             0                       0

2. To vote on the election of an Interested Trustee to replace an existing Interested Trustee of the Trust.

                                             AFFIRMATIVE             AGAINST                WITHHOLD
     MARK D. NERUD                           251,161,021.400             0                       0